EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in the Registration Statements of Paging Partners Corporation on Forms S-3 and S-8 of our report dated January 23, 1998, appearing in the Annual Report on Form 10-KSB of Paging Partners Corporation for the year ended December 31, 1997.



/s/Berenson & Company LLP
-------------------------

New York, NY
March 25, 1998


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